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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1998 in PalEx's Form 10-K for the year ended December 28, 1997, and our reports dated January 23, 1998 and February 27, 1998 in PalEx, Inc.'s Current Report on
Form 8-K/A, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Houston, Texas
June 29, 1998